Exhibit 10.1

Amendment No. 1

to the

Eco Innovation Group, Inc.

2022 Stock Incentive and Equity Compensation Plan

This Amendment No. 1 (this “Amendment”) to the Eco Innovation Group, Inc. 2022 Stock Incentive and Compensation Plan (the “Plan”) is hereby adopted and approved by the Board of Directors of Eco Innovation Group, Inc. (the “Board”) as of January 24, 2023, subject to the approval of the shareholders of Eco Innovation Group, Inc. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

WHEREAS, Eco Innovation Group, Inc. (the “Company”) adopted the Plan, approved by the Company’s shareholders on May 2, 2022, under which the maximum number of Shares cumulatively available for issuance under the Plan is 75,000,000 shares;

WHEREAS, the Board has determined that it is desirable to increase the aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Plan or with respect to which other Awards may be granted in order to allow more Shares to be available for issuance under the Plan pursuant to awards thereunder;

WHEREAS, Article XI of the Plan provides that the Board may amend the Plan, subject to shareholder approval when any proposed amendment is subject to the approval of shareholders under applicable law, rules or regulations; and

NOW, THEREFORE, the Board hereby adopts and approves the following amendments to the Plan, subject to shareholder approval and effective upon the receipt of such shareholder approval:

1.Section 4.1(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which other Awards may be granted shall not exceed 250,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company.”

2. Except as provided herein, no other provision of the Plan shall be amended or modified by this Amendment No. 1 and the Plan shall remain in full force and effect.